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                                                                    Exhibit 23.1

                        [ARTHUR ANDERSEN LLP Letterhead]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                                  /s/ Arthur Andersen LLP



Baltimore, Maryland,
   June 18, 1998